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                                                                   EXHIBIT 10.12

                        FORM OF NON-COMPETITION AGREEMENT

      THIS AGREEMENT (this "Agreement") is entered into as of this 4th day of
                            ---------
June, 2004 by and between ____________ (the "Executive") and Maax Corporation, a
                                             ---------
Nova Scotia unlimited company (the "Company").
                                    -------
      WHEREAS, MAAX Inc., a company governed under the laws of the Province of Quebec ("MAAX"), 3087052 Nova Scotia Company, a Nova Scotia unlimited company, 3087053 Nova Scotia Company, a Nova Scotia unlimited company, 9139-4460 Quebec Inc., a company governed under the laws of the Province of Quebec ("Subco I")
                                                                    -------
and 9139-7158 Quebec Inc., a company governed under the laws of the Province of Quebec ("Subco II"), have entered into a Merger Agreement (as amended,
         --------
supplemented, amended and restated or otherwise modified from time to time, the "Merger Agreement"), dated as of March 10, 2004;
 ----------------

      WHEREAS, in connection with the closing of the amalgamation and the other transactions contemplated by the Merger Agreement, it is contemplated that, among other things, at the effective time of the amalgamation, Subco I and Subco II will amalgamate with MAAX to form Amalco, a company governed under the laws of the Province of Quebec, which will be a wholly-owned subsidiary of the Company;

      WHEREAS, in connection with the amalgamation contemplated by the Merger Agreement, Executive, as a selling shareholder under the Merger Agreement will receive the consideration specified therein in exchange for the common shares, without par value, of MAAX (the "Common Shares"), and the other securities of
                                 -------------
MAAX held by him immediately prior to the effective time of the amalgamation;

      WHEREAS, as a condition to the consummation of the amalgamation and the other transactions contemplated by the Merger Agreement, the parties hereto desire to enter into certain agreements restricting the activities of Executive in an effort to eliminate potential conflicts of interest that may arise in the future, to protect MAAX's legitimate business interests and for other business purposes; and

      WHEREAS, the Executive is entering into this Agreement as additional consideration for the consideration being paid to him in connection with the amalgamation under the Merger Agreement for his Common Shares and other securities of MAAX.

      NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:


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      1.    Protection of Confidential Information; Non-Competition;
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            Non-Solicitation; Non-Disparagement.
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      1.1. Acknowledgment. The Executive agrees and acknowledges that in the
           ---------------
course of rendering services to MAAX and its clients and customers he has acquired access to and become acquainted with confidential information about the professional, business and financial affairs of MAAX, its subsidiaries and affiliates that is non-public, confidential or proprietary in nature. The Executive acknowledges that the Company is engaged in a highly competitive business and that the success of the Company in the marketplace depends upon its goodwill and reputation for quality and dependability. The Executive agrees and acknowledges that reasonable limits on his ability to engage in activities competitive with the Company are warranted to protect its substantial investment in developing and maintaining its status in the marketplace, reputation and goodwill. The Executive recognizes that in order to guard the legitimate interests of the Company, it is necessary for it to protect all of its and its subsidiaries confidential information, including, without limitation, the confidential information of MAAX and its subsidiaries acquired as a result of the Company's acquisition of MAAX and its subsidiaries. The existence of any claim or cause of action by the Executive against the Company shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Agreement. The Executive further agrees that his obligations under this Section 1 shall be absolute and unconditional.

      1.2. Confidential Information. During and at all times after the date
           -------------------------
hereof, the Executive shall keep secret all non-public information, matters and materials of MAAX (including its subsidiaries and affiliates), including, but not limited to, know-how, trade secrets, mail order and customer lists, pricing policies, operational methods, any information relating to MAAX's (including its subsidiaries' and affiliates') products or product development, processes, product specifications and formulations, artwork, designs, graphics, services, budgets, business and financial plans, marketing and sales plans and techniques, employee lists and other business, financial, commercial and technical information of MAAX (including its subsidiaries and affiliates) (collectively, the "Confidential Information"), to which he has had access and shall not use or
    --------------------------
disclose such Confidential Information to any person other than (a) the Company, its authorized employees and such other persons to whom the Executive has been instructed to make disclosure by the board of directors of the Company, (b) as may be required by law and then only after providing reasonable prior written notice to the board of directors of MAAX Holdings, Inc. or (c) to the Executive's personal advisors for purposes of enforcing or interpreting this Agreement, or to a court for the purpose of enforcing or interpreting this Agreement, and who in each case have been informed as to the confidential nature of such Confidential Information and, as to advisors, their obligation to keep such Confidential Information confidential. "Confidential Information" shall not
                                            --------------------------
include any information which is in the public domain, provided such information is not in the public domain as a consequence of disclosure by the Executive in violation of this Agreement or by the Executive or any other party in violation of a confidentiality or non-disclosure agreement with MAAX or the Company. The Executive shall use his commercially reasonable efforts to deliver to the Company, at the time of consummation of the amalgamation contemplated by the Merger Agreement, all documents, data, papers and records of any nature and in any medium (including, but not limited to, electronic media) or copies


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thereof in his possession or subject to his control that (i) belong to MAAX or
(ii) contain or reflect any information (the "Company Documents"), including,
                                             -------------------
but not limited to, Confidential Information concerning MAAX, its subsidiaries and affiliates. To the extent not delivered at the time of consummation of the amalgamation, the Executive will use his commercially reasonable efforts to deliver the Company Documents as soon as reasonably practicable thereafter.

      1.3. Non-Competition. For a period of five (5) years from the date hereof
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(the "Restrictive Period"), the Executive shall not, in any capacity, whether
     --------------------
for his own account or on behalf of any other person or organization, directly or indirectly, with or without compensation, (a) own, operate, manage or control, (b) serve as an officer, director, partner, member, employee, agent, consultant, advisor or developer or in any similar capacity to or (c) have any financial interest in, or aid or assist anyone else in the conduct of, any person or enterprise engaged in North America in any of the businesses in which MAAX (including its subsidiaries and affiliates) is engaged as of the date hereof, including, but not limited to the production, distribution, marketing and sale (including, without limitation, sales through wholesalers, showrooms, specialty retailers, dealers and home centers) of bathroom products, kitchen cabinetry, spas and/or providing related services in North America (a "Competitor"). Executive shall be prohibited from acquiring or holding any direct or indirect interest in any customers, clients, vendors or distributors of the Company (including its subsidiaries and affiliates); provided, however, that nothing in this Agreement shall prohibit the Executive from acquiring or holding not more than five percent of any class of publicly-traded securities.

      1.4. Non-Solicitation. During the Restrictive Period, the Executive shall
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not, in any capacity, whether for his own account or on behalf of any other person or organization, directly or indirectly, with or without compensation,
(i) solicit, divert or encourage any officers, directors, employees, agents, consultants or representatives of the Company (including its subsidiaries and affiliates), to terminate his, her or its relationship with the Company (including its subsidiaries and affiliates), (ii) solicit, divert or encourage any officers, directors, employees, agents, consultants or representatives of the Company (including its subsidiaries and affiliates) to become officers, directors, employees, agents, consultants or representatives of another business, enterprise or entity, (iii) solicit, divert or appropriate any customers, clients, vendors, distributors or business partners of the Company (including its subsidiaries and affiliates), or (iv) influence or attempt to influence any of the customers, clients, vendors, distributors or business partners of the Company (including its subsidiaries and affiliates) to transfer his, her or its business or patronage from the Company (including its subsidiaries and affiliates) to any Competitor of the Company (including its subsidiaries and affiliates).

      1.5. Non-Disparagement. During the Restrictive Period, (a) the Executive
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on the one hand, and the Company, its subsidiaries, J.W. Childs Associates, L.P.
("Childs"), Borealis Private Equity Limited Partnership and Borealis (QLP)
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Private Equity Limited Partnership (collectively referred to herein as
"Borealis") and Ontario Municipal Employees Retirement Board ("OMERS", and
----------                                                    -------
together with Childs and Borealis, the "Sponsors") and their respective
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affiliates, on the other hand, shall not, except to the extent required by law, directly or indirectly (i) engage in any conduct or make any statement, whether in commercial or non-commercial speech, disparaging or criticizing in any way the other party, or (ii) impair the goodwill or


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reputation in any way of the other party, and (b) the Executive shall not directly or indirectly engage in any other conduct or make any other statement, whether in commercial or non-commercial speech, disparaging or criticizing, in each case, which could be reasonably expected to impair the goodwill or reputation of the foregoing entity's products or services or the marketing of any of the foregoing entity's products or services, except to the extent required by law and then, in the case of the Executive, only after consultation with the Sponsors to the extent possible, or in connection with any dispute between the Executive and any of the foregoing entities.

      1.6. Remedies for Breach. The Company and the Executive agree that the
           --------------------
restrictive covenants contained in this Agreement are severable and separate, and the unenforceability of any specific covenant herein shall not affect the validity of any other covenant set forth herein. The Executive and the Company each acknowledge that the other party will suffer irreparable harm as a result of a breach of such restrictive covenants by the other party for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by either party of any provision of this Agreement, each party shall, in addition to any other remedies permitted by law, be entitled to obtain equitable remedies, including, but not limited to, specific performance, injunctive relief, a temporary restraining order, and/or a preliminary and/or permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of this Section 1 without the necessity of proving damages, posting a bond or other security, and to recover any and all costs and expenses, including reasonable counsel fees, incurred in enforcing this Agreement against the other party, and each party hereby consents to the entry of such relief against it and agrees not to contest such entry. Such relief shall be in addition to and not in substitution of any other remedies available to the parties. The existence of any claim or cause of action of either party against the other party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by such party of said covenants. Neither party shall defend on the basis that there is an adequate remedy at law.

      1.7. Modification. The parties agree and acknowledge that the duration,
           -------------
scope and geographic area of the covenants described in this Section 1 are fair, reasonable and necessary in order to protect the Confidential Information, goodwill and other legitimate interests of the Company and that adequate consideration has been received by the Executive for such obligations.

      2. Intellectual Property. All copyrights, trademarks, trade names, service
         ----------------------
marks and all ideas, inventions, discoveries, secret processes and methods and improvements, together with any and all patents that may be issued thereon, and all other intangible or intellectual property rights that were invented, conceived, developed or enhanced by Executive during the term of his employment with MAAX that relate to the business or operations of MAAX or any subsidiary or affiliate thereof or that result from any work performed by the Executive for MAAX or any such subsidiary or affiliate shall be the sole property of MAAX or such subsidiary or affiliate, as the case may be, and Executive hereby waives any right or interest that he may otherwise have in respect thereof. Upon the reasonable request of the Company, Executive shall execute, acknowledge and deliver any instrument or document reasonably necessary or appropriate to give



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effect to this Section 2 and, at the Company's cost, do all other acts and things reasonably necessary to enable the Company or such subsidiary or affiliate, as the case may be, to exploit the same or to obtain patents or similar protection with respect thereto.

      3. Notices. All notices or other communications hereunder shall be in
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writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile, (c) one day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

            (a) For notices and communications to the Company:

                        Maax Corporation
                        640 Cameron Road
                        Sainte-Marie, Quebec  G6E 1B2
                        Fax:  (418) 387-4155
                        Attn: Andre Heroux
                        President and Chief Executive Officer

                  with copies to:

                        J.W. Childs Associates, L.P.
                        111 Huntington Avenue
                        Suite 2900
                        Boston, Massachusetts  02199
                        Fax:  (617) 753-1101
                        Attn:  Steven G. Segal

                        Borealis Private Equity Limited Partnership
                        1 Adelaide Street East
                        Suite 2800, Box 198
                        Toronto, Ontario M5C 279
                        Fax:  (416) 361-5042
                        Attn:  Andre LaForge

                        Ontario Municipal Employees Retirement Board
                        One University Avenue, Suite 700
                        Toronto, Ontario  M5J 2P1
                        Fax:  (416) 369-0675
                        Attn:  Michael Graham


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                        Kaye Scholer LLP
                        425 Park Avenue
                        New York, New York  10022
                        Fax:  (212) 836-8689
                        Attn.:  Stephen C. Koval, Esq.

                        Fasken Martineau DuMoulin LLP
                        Stock Exchange Tower
                        800, Place Victoria, Suite 3400
                        P.O. Box 242
                        Montreal, Quebec  H4Z 1E9
                        Fax:  (514) 397-7600
                        Attn.:  Robert Pare, Esq.

            (b) For notices and communications to the Executive, to the address or facsimile set forth below his signature hereto. Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

      4. General.
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      4.1. Governing Law. This Agreement shall be governed by the laws of the
           -------------
Province of Quebec, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the Province of Quebec (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the Province of Quebec.

      4.2. Amendment; Waiver. This Agreement may be amended, modified,
           -----------------
superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

      4.3. Successors and Assigns. This Agreement shall be binding upon the
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Executive, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. The Company may assign this Agreement and its rights, together with its obligations, hereunder (a) in connection


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with any sale, transfer or other disposition of all or substantially all of its assets or business(es), whether by merger, consolidation, amalgamation or otherwise; or (b) to any wholly owned subsidiary of the Company, provided that the Company shall remain liable for all of its obligations hereunder. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns.

      4.4. Counterparts. This Agreement may be executed in multiple
           ------------
counterparts, each of which shall be considered to have the force and effect of an original.

      4.5. Severability. If any portion of this Agreement is held invalid or
           ------------
inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

      4.6. Third Party Beneficiaries. Nothing in this Agreement will confer any
           -------------------------
rights upon any person or entity other than the parties hereto, all subsidiaries of the Company (who are expressly made third party beneficiaries hereof) and with respect to Section 1.5 hereof, the Sponsors (who are expressly made third party beneficiaries hereof) and their respective heirs, successors and assigns.

      4.7. Entire Agreement. This Agreement supersedes all prior agreements
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between the parties with respect to its subject matter (including the
Executive's Non-Competition Agreement Term Sheet dated March 10, 2004) and is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect thereto.

      4.8. Language. The parties have explicitly requested that this Agreement
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be drafted in the English language; les parties ont expressement demande que les presentes soient redigees en anglais.


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MAAX CORPORATION


                                       By:   ________________________
                                             Name:
                                             Title:


                                       EXECUTIVE:

                                       -----------------------------


                                             Address and Facsimile:

                                             -------------------------
                                             Address Line 1
                                             Address Line 2
                                             Facsimile:



                  [Non-Competition Agreement Signature Page]